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                                                                     Exhibit 5.3

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                                      (1) Teekay LNG Partners L.P.
                                      c/o Bayside House, Bayside Executive Park
                                      West Bay Street and Blake Road
                                      P.O. Box AP-59212
                                      Nassau, Commonwealth of the Bahamas

                                      (2) Teekay Luxembourg S.a.r.l.
                                      7, rue Robert Stumper
                                      Luxembourg
                                      Grand-Duchy of Luxembourg

                                      The "ADRESSEES"

                                      Luxembourg, September 29, 2006




Dear Sirs,

RE:   REGISTRATION STATEMENT ON FORM F-3

I.    INTRODUCTION

We have acted as special counsel as to matters of the law of the Grand-Duchy of Luxembourg ("LUXEMBOURG") for Teekay Luxembourg S.a.r.l. ("LUXCO") in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "COMMISSION") pursuant to the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder ("RULES") of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the "REGISTRATION STATEMENT"), for the registration of the sale from time to time of up to $400,000,000 aggregate offering price (or any such further aggregate offering price as may be registered pursuant to Rule 462(b)) of:

      (a) common units (the "UNITS") representing limited partnership interests in Teekay LNG Partners L.P. (the "PARTNERSHIP");



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      (b)   debt securities of the Partnership, which may be (i) co-issued by
            Teekay LNG Finance Corp. and (ii) either senior debt securities ("SENIOR DEBT SECURITIES") or subordinated debt securities ("SUBORDINATED DEBT SECURITIES" and, together with the Senior Debt Securities, collectively the "DEBT SECURITIES"); and

      (c) guarantees (the "GUARANTEES" and, together with the Units and the Debt Securities, collectively the "SECURITIES") of the Debt Securities by one or more subsidiaries of the Partnership, including Luxco.

We understand that the Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the "PROSPECTUS") and supplements to the Prospectus (the "PROSPECTUS SUPPLEMENTS").

We understand that the Senior Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the "SENIOR INDENTURE") to be entered into between the Partnership and a trustee thereunder, in substantially the form filed as an exhibit to the Registration Statement. We understand that the Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture (together with any supplemental indentures, the "SUBORDINATED Indenture" and together with the Senior Indenture collectively the "INDENTURES") to be entered into between the Partnership and a trustee thereto, in substantially the form filed as an exhibit to the Registration Statement.

II.   SCOPE OF THE LEGAL OPINION

      a) This legal opinion is strictly confined to the specific matters of Luxembourg law and has been prepared without considering the implications of any laws of any jurisdictions other than Luxembourg and, accordingly, we express no opinion with regard to any systems of law other than the laws of Luxembourg (including, without however limitation, US laws).

      b) This legal opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Where an assumption is stated to be made in this legal opinion, we have not made an investigation with respect to the matters that are the subject of such assumption.

      c) We have, for the purpose of this legal opinion, solely examined provisions of section XII (Guarantee) of the Indentures, with the exclusion of any other provisions of the Indentures. In particular, without however limitation, we have not examined nor reviewed the documents or agreements mentioned or referred to in the Transaction Documents (as such term is defined in Schedule 1 hereto).



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      d)    We do not opine in this legal opinion on the enforceability of any of the provisions of the Indentures other than the binding nature of the Guarantees on Luxco.

      e) We have not examined and express therein no opinion on any matter relating to any contractual obligation, by which Luxco may be bound other than those contained in Section XII of the Indentures.

      f) The declarations made in this legal opinion are stated and are only valid as at the date hereof.

      g) We shall have no duty to inform the Addressees of any changes in Luxembourg law, in the legal status of Luxco or any other circumstance, occurring after the date of this legal opinion and which affect the matters addressed herein.

      h) We are not responsible for (a) investigating and verifying the accuracy of the statements of fact and the reasonableness of (i) any statements of opinion, (ii) intention and (iii) representations and warranties contained in the Transaction Documents, (b) verifying that no material facts or contractual provisions have been omitted therefrom and (c) verifying whether the parties thereto (including Luxco) or any of them have complied, or will comply with them and with the terms and conditions of any obligations binding upon them.

      i) In this legal opinion, unless otherwise specified, the terms "law", "Laws" "legislation" and "regulation" and all other similar terms refer to all laws and regulations that are applicable within the territory of Luxembourg.

      j) We do not give any opinion with respect to, or regarding, the compliance of Luxco with Luxembourg tax law.


III.  STATEMENTS OF LEGAL OPINION

On the basis of and subject to the assumptions and qualifications set out below, we are of the opinion that (a) upon the due execution and delivery of the applicable Indenture by the parties thereto substantially in the form examined by us and (b) when (i) the specific terms of a particular Debt Security have been duly authorized by the Partnership and, if applicable, Teekay LNG Finance Corp., and established in accordance with the applicable Indenture, (ii) any related Guarantee by Luxco has been duly authorized thereby and (c) such Debt Security and any such Guarantee have been duly executed, authenticated, issued for value and delivered in accordance with the applicable Indenture, such Guarantee will be a binding obligation of Luxco.


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IV.   ASSUMPTIONS

In rendering this legal opinion, we have, without verification or other enquiry, assumed:

      a) The genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as photocopies.

      b) That the Indentures have been duly and validly executed and delivered by the respective parties thereto (including Luxco) substantially in the form examined by us.

      c) That none of the Transaction Documents has been amended, supplemented, replaced or varied, nor has been revoked as at the date hereof.

      d) That each of the parties to the Indentures (including Luxco) is a validly existing entity with the capacity and power and authority to enter into, execute, deliver and perform each of the Indentures and all obligations thereunder, in compliance with all requisite corporate or similar action.

      e) That all the necessary corporate and other actions have been taken in order to allow each of the parties to the Indentures (including Luxco) to validly execute and deliver the Indentures and to perform its respective obligations thereunder.

      f) That any consents, approvals, registrations, licenses or other actions by or with any governmental authority required to be obtained or made by the parties (including Luxco) in any jurisdiction (including Luxembourg) in order to execute, deliver or perform the Indentures has been or will be obtained or made at the appropriate times.

      g) That the manner of execution of the Indentures is valid and effective under their respective governing laws, and under any other law which may be applicable according to the place of execution (including Luxembourg laws).

      h) That the obligations created under or pursuant to the Indentures constitute legal, valid, binding obligations of each of the parties thereto (excluding Luxco with respect to its Guarantee), enforceable against the respective parties thereto (excluding Luxco with respect to its Guarantee) in accordance with their terms, under all applicable laws (including Luxembourg laws), and in particular, without however limitation, under their respective governing laws.



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      i)    That the obligations created under or pursuant to the Indentures constitute legal, valid, binding obligations of Luxco, enforceable against Luxco in accordance with their terms, under all applicable laws (excluding Luxembourg laws), and in particular, without however limitation, under their respective governing laws.

      j) That each of the parties to the Transaction Documents (including Luxco) is not or will not be, by reason of the execution of the transactions contemplated by the Transaction Documents, in breach of any of its obligations under any previous contractual arrangements to which it is a party.

      k) All contractual obligations created under or pursuant to the Indentures are executed and will be performed in good faith by the parties thereto (including Luxco) and without committing any fraud or cheating.

      l) That no petition has been filed in with a court for the opening of winding-up (in the meaning of voluntary or not liquidation and dissolution), bankruptcy, suspension of payments or similar proceedings against Luxco; that Luxco has not been granted a suspension of payments or declared bankrupt or been subject to any similar procedure (which includes, without however limitation, controlled management ("gestion controlee"), moratorium of payments ("sursis de paiement") and composition ("concordat preventif de faillite") procedures) and that Luxco is not subject to any liquidation proceedings.

      m) That the Guarantees are of an independent and unconditional nature and would therefore qualify as "garanties a premiere demande" under Luxembourg laws.

      n) That the real place of effective management of Luxco is not located anywhere else than in Luxembourg.

      o) That the entry into and the execution by Luxco of the Indentures as well as the performance of its obligations thereunder are in the best interest of Luxco.

      p) That the performance and observance of the provisions of the governing laws of the Indentures are not contrary to any mandatory rules ("lois de police") or to the international public order rules ("ordre public international") of Luxembourg.

      q) That the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act.

      r) That all parties to the relevant indenture shall have complied with the terms and conditions thereof regarding the creation, authentication and delivery of any supplemental indenture to such indenture.



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      s)    That a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby.

      t) That all Securities shall be issued and sold in compliance with applicable federal, state and foreign securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

      u) That a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto.

      v) That any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

V.    QUALIFICATIONS

This legal opinion is subject to the following qualifications:

      a) In this legal opinion, some Luxembourg legal concepts are expressed in English terms and not in their original French terms. Terms and expressions of law and of legal concepts as used in this legal opinion have the meaning attributed to them under the laws of Luxembourg and this legal opinion should be read and understood accordingly. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This legal opinion may, therefore, only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be interpreted as would be by a Luxembourg Court.

      b) Any enforcement of an obligation against Luxco would be subject to any applicable bankruptcy, insolvency and any other similar Luxembourg laws relating to or affecting the enforcement or protection of creditors rights and remedies.

      c) Payments made, as well as other transactions (listed in the pertinent section of the Luxembourg Code of Commerce) concluded or performed, during the so-called suspect period ("periode suspecte") which is fixed by the Luxembourg court and dates back (not more than) 6 months as from the date on which the Luxembourg court formally adjudicates a person bankrupt, and, as for specific payments and transactions, during an additional period of ten days before the commencement of such period, are subject to cancellation by the Luxembourg court.

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            In particular,

            i) Article 445 of the Code of Commerce sets out that, during the suspect period and an additional period of ten days preceding the suspect period fixed by the court, specified transactions (e.g., the granting of a security interest for past debts; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any other means than in cash or by bill of exchange; the sale of assets without consideration or for materially inadequate consideration) must be set aside or declared null and void, as the case may be, if so requested by the insolvency receiver;

            ii) Article 446 of the Code of Commerce states that payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge by such parties having received such payments or having concluded transactions with the bankrupt, of the bankrupt's cessation of payments; and

            iii) Regardless of the suspect period, article 448 of the Code of Commerce and article 1167 of the civil code (actio pauliana) give the creditor the right to challenge any fraudulent payments and transactions made prior to the bankruptcy, without limitation of time.

      d) We do not express any opinion on the enforceability of provisions that provide for a postponement of the rights of Luxco that would be contained in the Indentures against a duly appointed receiver ("curateur") of Luxco.

      e) We express no opinion as to the availability under Luxembourg law or before a Luxembourg court of remedies other than those culminating in a judgment for the payment of money. To this extent, the term "enforceable", as used hereinabove, means that the obligations are of a type which the Luxembourg courts would not oppose to enforce (except as otherwise qualified in this opinion), but does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular (i) remedies (such as specific performance or injunctive relief) may not be available to persons seeking to enforce provisions of an agreement and (ii) enforcement of an obligation may be invalidated on the grounds of fraud, lack of consent (mistake, duress, misrepresentation), illegal consideration, uncertainty of the object, incapacity and force majeure.

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      f)    In respect of obligations of payment Luxembourg courts have power, under article 1244 of the Luxembourg Civil Code, to postpone or spread over time the payment of due sums.

      g) We express no opinion as to whether any provision conferring a right of set-off or similar right would be effective against a bankruptcy receiver, liquidator or creditor.

      h) An obligation may be invalidated on the grounds of fraud, lack of consent (mistake, duress, misrepresentation), illegal consideration, uncertainty of the object, incapacity and force majeure.

      i) With respect to the provisions providing for a subordination of a debt, there is, to our knowledge, no Luxembourg case law or legal doctrine on the validity and enforceability (under Luxembourg law) thereof. It is our opinion that Luxembourg courts should admit the validity and enforceability of such provisions establishing contractual arrangements to the extent that they do not grant to a particular creditor a better rank in the distribution of the debtor's assets by impairing the rights of the other creditors, unless said creditors have expressly agreed to their rights being impaired. The principle of pari passu treatment of creditors should not be construed so as to prohibit one or more creditors to limit, or renounce their rights in the sense that they dispose of their own rights without altering other creditors' rights.

      j) The opinion set forth above is valid, subject to the qualification that the granting of such Guarantees by Luxco does not constitute an abuse of company assets (abus des biens sociaux) pursuant to Article 171-1 of the Luxembourg Company Law (as amended).

            We are not aware of any Luxembourg precedent appreciating the said notion of abuse of company assets, in the context of a company belonging to a group of companies.

            The company's interests in the meaning of the aforesaid Article 171-1 is construed on a case by case basis on which we are unable to express an opinion as a matter of law.

            As far as guarantees are concerned, one of the element that would presumably be taken into account when determining whether or not the granting of a guarantee is in a company's interest is whether or not the said guarantee is in line or in adequacy with that companies' financial capabilities.

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            In certain circumstances, Luxembourg courts may declare null and void agreements when the violation of the corporate interest is combined with particular elements, including a fraudulent collusion or an abuse of majority of the shareholders.

      k) Provided that the relevant trust falls within the scope of The Hague Convention of 1 July 1985 on the law applicable to trusts and their recognition, Luxembourg courts will recognize trusts in accordance with the provisions of that Convention.

      l) We express no opinion on recognition by Luxembourg courts of any judgment rendered by a foreign court (including without limitation any judgment rendered by a US court) as well as on enforcement in Luxembourg of judgments rendered by foreign courts (including without limitations US courts).

      m) No opinion is expressed on any tax consequences of the execution of the Indentures.


VII.  CONSENT

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or related Rules.

VIII. APPLICABLE LAW AND JURISDICTION

As stated in paragraph II.a), this legal opinion herein is exclusively based upon, governed by and shall be construed in accordance with the laws of Luxembourg effective on the date hereof.

Luxembourg courts shall have exclusive jurisdiction to settle any dispute, proceeding, suit or action that may arise out or be in connection with this legal opinion. Yours very truly,

/s/ Marie-Beatrice Noble               /s/ Jean-Francois Trapp
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Marie-Beatrice Noble                   Jean-Francois Trapp
Avocat a la Cour                       Avocat a la Cour



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                                   SCHEDULE 1

                                LIST OF DOCUMENTS

1     the Registration Statement and the Prospectus;

2 The form of Subordinated Indenture to be filed as an exhibit to the Registration Statement; and

3 The form of Senior Indenture to be filed as an exhibit to the Registration Statement.

Documents listed under points 1, 2 and 3 above are collectively referred to as the "TRANSACTION DOCUMENTS".



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